UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015 (December 30, 2014)

NV5 Holdings, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida		33021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, NV5 Holdings, Inc. (the “Company” or “NV5”) announced the appointment of Alexander A. Hockman, PE, as President and Chief Operating Officer of the Company, effective January 1, 2015. In his new role, Mr. Hockman will be responsible for the day-to-day operations of NV5’s five core industry verticals. Dickerson Wright will continue as Chairman and Chief Executive Officer of the Company.

Prior to this appointment, Mr. Hockman, age 57, held the position of Executive Vice President and Chief Operating Officer of the Company’s Construction Quality Assurance (CQA) Division, the most profitable of the Company’s five industry verticals. He also served as President of NV5’s Southeast Division since February 2010. He brings more than 27 years of experience in the areas of construction inspections, geotechnical and materials testing, building envelop consulting and forensic services. From March 2005 through March 2010, Mr. Hockman served as the Chief Operating Officer of the Construction Materials Testing Division of Bureau Veritas. From 1985 until its acquisition by Bureau Veritas in 2003, Mr. Hockman served as the President of Intercounty Laboratories. Mr. Hockman earned a Bachelor of Science degree in Civil Engineering from Florida International University and is a licensed engineer in Florida.

Mr. Hockman will also continue to chair NV5’s Executive Committee.

There is no arrangement or understanding between Mr. Hockman and any other person pursuant to which Mr. Hockman was appointed as an officer of the Company, and there are no transactions in which Mr. Hockman has an interest requiring disclosure under Item 404(a) of Regulation S-K. No director or executive officer of the Company has any family relationship with Mr. Hockman.

In connection with his appointment as President, Mr. Hockman will receive an increase in annual base salary to $350,000 and 80,000 shares of time-vesting restricted stock with an aggregate value as of the close of business on January 2, 2015 of $1,051,200. Mr. Hockman has an existing potential performance bonus and change in control arrangements with the Company, as described in NV5’s 2014 Proxy Statement, as filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2014.

The Compensation Committee approved the grant of the time-vesting restricted stock, as of the close of business on January 2, 2015. These time-vesting restricted shares contain a four year vesting period.

Item 7.01 Other Events.

On December 30, 2014, the Company issued a press release announcing the appointment of Mr. Hockman to President and Chief Operating Officer of the Company as discussed under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

99.1	Press Release dated December 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2015	NV5 HOLDINGS, INC.
	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 30, 2014